Exhibit 4.1

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), dated as of December 4, 2015, by and among GENERAL ELECTRIC COMPANY, a New York corporation (the “Assignor”), and GE CAPITAL GLOBAL HOLDINGS, LLC, a Delaware limited liability company (the “Assignee”).

RECITALS

WHEREAS, the Assignor is the Servicer Performance Guarantor under the Servicer Performance Guaranty, dated as of December 2, 2015 (the “Servicer Performance Guaranty”);

WHEREAS, the Assignor wishes to assign all of its rights, powers, trusts and obligations as Servicer Performance Guarantor under the Servicer Performance Guaranty to the Assignee, and the Assignee wishes to assume such rights, powers, trusts and obligations as Servicer Performance Guarantor under the Servicer Performance Guaranty;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignee agree as follows:

ARTICLE ONE

ASSIGNMENT OF SERVICER PERFORMANCE GUARANTY

Section 1.  Definitions and Rules of Construction. Capitalized terms used in this Assignment and not otherwise defined herein are used as defined in the Servicer Performance Guaranty. The Rules of Construction set forth in Section 1.2 of the Servicer Performance Guaranty shall be incorporated herein.

Section 2.  Assignment and Assumption. (a) Pursuant to Section 4.4 of the Servicer Performance Guaranty, the Assignor hereby assigns all of its rights, powers, trusts and obligations as Servicer Performance Guarantor under the Servicer Performance Guaranty to the Assignee, effective as of the Effective Time, and the Assignee hereby assumes all of the rights, powers, trusts and obligations of the Assignor under the Servicer Performance Guaranty, effective as of the Effective Time.

(b)  This Assignment shall not constitute (i) a waiver by the Assignee of any obligation or liability which the Assignor may have incurred in connection with its services as Servicer Performance Guarantor under the Servicer Performance Guaranty or (ii) an assumption by the Assignee of any liability of the Assignor arising out of a breach by the Assignor of its obligations under the Servicer Performance Guaranty. This Agreement does not constitute a waiver or assignment by the Assignor of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Servicer Performance Guaranty.

Section 3.  Representations of the Assignee. The Assignee hereby represents and warrants to the Assignor and the Beneficiary that:

(a)  The Assignee is a Permitted Guarantor Assignee.

(b)  This Agreement has been duly authorized, executed and delivered on behalf of the Assignee and constitutes its legal, valid and binding obligation.

Section 4.  Notices. For the purposes of Section 4.3 of the Servicer Performance Guaranty, all notices, whether faxed or mailed, will be deemed received as provided in Section 4.3 of the Servicer Performance Guaranty when sent pursuant to the following instructions:

TO THE ASSIGNOR:

General Electric Company

201 High Ridge Road

Stamford, CT 06905

Attention: Treasury Legal Department

michael.paolillo@ge.com

TO THE ASSIGNEE:

GE Capital Global Holdings, LLC

901 Main Avenue
Norwalk, Connecticut 06851
Attention: Michael Paolillo
michael.paolillo@ge.com

TO THE BENEFICIARY:

Synchrony Credit Card Master Note Trust

c/o BNY Mellon Trust of Delaware

Bellevue Park Corporate Center

301 Bellevue Parkway, 3rd Floor

Wilmington, Delaware 19809

With a copy to:

Synchrony Financial

777 Long Ridge Road, Building B
Stamford, Connecticut 06927

Attention: Treasurer

Section 5.  Miscellaneous. (a) This Assignment is entered into and the assignment and assumption effected hereby shall be effective as of 8:00 a.m. (New York time) on December 4, 2015 (the “Effective Time”); provided, that each of the Assignor and the Assignee shall have executed a counterpart to this Assignment.

(b)  THIS ASSIGNMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(c)  This Assignment may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same Assignment. Delivery of an executed counterpart of this Assignment by electronic means shall be equally as effective as delivery of an original executed counterpart of this Assignment.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first above written.

GENERAL ELECTRIC COMPANY,

as Assignor

By:   /s/ Daniel C. Janki

Name: Daniel C. Janki

Title: Senior Vice President and Treasurer

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GE CAPITAL GLOBAL HOLDINGS, LLC,
as Assignee

By:   /s/ Thomas A. Davidson

Name: Thomas A. Davidson

Title: Authorized Signatory

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